PIEDMONT NATURAL GAS COMPANY, INC.

September 2, 2005
Director Compensation

WHEREAS, the Directors and Corporate Governance Committee has engaged The Hay Group, Inc. (“HayGroup”), to conduct a study to determine if the current compensation policies and practices for non-management Company directors are appropriate and market competitive; and

WHEREAS, the Hay Group study had been received and considered by the Directors and Corporate Governance Committee; and

WHEREAS, the Directors and Corporate Governance Committee recommends to the Board that it adopt revisions to the current compensation policies and practices for non-management Company directors in accordance with the recommendations made by the Hay Group.

NOW, THEREFORE, LET IT BE RESOLVED, That each non-management Company director shall receive an annual retainer fee of $24,000, payable in twelve equal monthly payments of $2,000; and

FURTHER RESOLVED, That non-management Company directors shall receive a fee of $1,500 for each Board meeting attended in person or by telephonic means and $1,500 for each Board Committee meeting attended in person or by telephonic means; provided that, if the non-management Company director is also the chair of a committee, then that non-management Company director shall receive a fee of $1,800 for each Board Committee meeting attended and chaired by that director in person or by telephonic means; and

FURTHER RESOLVED, That the lead independent director shall receive a $10,000 supplemental annual retainer, the Audit Committee chair shall receive an $8,000 supplemental annual retainer, the Compensation and the Directors and Corporate Governance Committee chairs shall receive each a $5,000 supplemental annual retainer, and the Benefits and Finance Committee chairs shall receive each a $2,500 supplemental annual retainer, all payable on March 1 of each year; and

FURTHER RESOLVED, That non-management Company directors who choose to have all of foregoing fees invested in the Company’s Common Stock through the Trustee for the Company’s Dividend Reinvestment and Stock Purchase Plan (DRIP), shall have such fees matched by 25% paid to the Trustee for the purpose of purchasing the Company’s Common Stock in the name of the director; and

FURTHER RESOLVED, That on March 1 of each year each non-management Company director shall receive an annual equity grant of $20,000 payable in Company Common Stock; and

FURTHER RESOLVED, That newly elected non-management directors shall receive an upfront Company Common Stock grant valued at $15,500 upon the effective date of election as a director; and

FURTHER RESOLVED, That the foregoing resolutions shall take effect on September 1, 2005.